UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2009

JESUP & LAMONT, INC.
(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2170 West State Road 434,
Suite 100
Longwood, FL 32779
(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02           Unregistered Sales of Equity Securities.

(a)         On February 27, 2009, Jesup & Lamont, Inc. (“JLI”) entered into binding agreements with 11 accredited investors to sell $4,200,000 of convertible debentures and units. $2,000,000 was provided by Legent Group LLC in connection with a recently announced clearing agreement in exchange for convertible debentures, which have a term of five years, pay interest at 9.0% per annum, and are convertible to common stock at an initial price of $0.50 per share (the fair market value of the common stock on the date of issuance), subject to adjustment as provided in the debentures. The remaining $2,200,000 was provided pursuant to a series of equity investments by 10 accredited investors in exchange for units. Each unit is composed of four shares of common stock and one warrant. The units were sold at prices ranging from $1.24 to $2.00 (the fair market value of the four shares of common stock in each unit when each agreement was executed), plus $0.125 for each warrant. The warrants have a term of five years and are exercisable to purchase one share of common stock at prices ranging from $0.341 to $0.55 per share.

           The above sales were made for investment by accredited investors and were issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under Sections 4(6) and 4(2) thereof, and pursuant to the exemption provided by Regulation D. All the securities are restricted securities and will bear a restrictive legend and be subject to stop transfer restrictions. None of the shares underlying the debentures will be issued until the NYSE Alternext US has approved its listing.

           The foregoing description of the Securities Purchase Agreement, the debentures and the warrants does not purport to be complete and is qualified in its entirety by reference to those documents which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 5.02           Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         On February 26, 2009, JLI’s Board of Directors appointed Alan Weichselbaum as Chief Financial Officer of JLI. Since May 5, 2008, Mr. Weichselbaum has served as a Director of JLI. Background information on Mr. Weichselbaum may be found in JLI’s Form 8-K previously filed on May 9, 2008.

(d)         On February 26, 2009, JLI’s Board of Directors elected Mark A. Wilton as a Director of JLI, effective March 9, 2009. Mr. Wilton is expected to serve on JLI’s audit committee and possibly other committees. Mr. Wilton’s election brings the total number of Directors to six and the total number of independent Directors to three.

          Mr. Wilton currently serves as the President and CEO of MarWil Investments GMBh – Co-KG, an international corporation that has owned and managed European commercial real estate since 1976. Mr. Wilton also serves as the sole director of MarWil Investments USA, a company he founded in 1978 that owns, develops and manages residential income properties. From 1978 to 1985, Mr. Wilton served as President and CEO of Marlind Inc., a general contracting and development company that he also founded. Mr. Wilton has also held directorships with several banks. From 1976 to 1980, Mr. Wilton was a director of Centennial Bank, from its organization through its bank certification. From 2000 to 2008, Mr. Wilton was a director of Greater Bay Bank, the successor to Bay Bank of Commerce, for which he also served as a director from 1981 to 2000, from its organization and bank certification until its sale to Greater Bay Bank. Greater Bay Bank was subsequently sold to Wells Fargo Bank in 2008. Mr. Wilton is a graduate of the American College of Switzerland with a B.B.S. in both International Economics and International Business.

Item 8.01           Other Events.

           A press release describing the above financings was issued on March 4, 2009 and is furnished with this Form 8-K as Exhibit 99.1.

           The information in Exhibit 99.1 attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Item 9.01:           Financial Statements and Exhibits

(d)         Exhibits

Exhibit
Number	Description

4.1	Form of Debenture
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement (Debentures)
10.2	Form of Securities Purchase Agreement (Units)
99.1	Press Release of Jesup & Lamont, Inc., dated March 4, 2009

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: March 4, 2009	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President